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                                                               Exhibit 99.B(6)


                           DISTRIBUTION AGREEMENT
                   TRUSTFUNDS INSTITUTIONAL MANAGED TRUST

    THIS AGREEMENT is made as of this 22nd day of January, 1987 between TrustFunds Institutional Managed Trust (the "Trust"), a Massachusetts business trust and SEI Financial Services Company (the "Distributor"), a Pennsylvania corporation.

    WHEREAS the Trust is registered as an investment company with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("1940 Act"), and its Units are registered with the SEC under the Securities Act of 1933, as amended ("1933 Act"); and

    WHEREAS Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended;

    NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Trust and Distributor hereby agree as follows:

    ARTICLE 1. Sale of Units. The Trust grants to the Distributor the exclusive right to sell Units of the Trust at the net asset value per Unit, as agent and on behalf of the Trust, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states ("Blue Sky laws").

    ARTICLE 2. Solicitation of Sales. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, to obtain purchasers for Units of the Trust; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The provisions of this paragraph do not obligate the Distributor to register as a broker or dealer under the Blue Sky laws of any jurisdiction when it determines it would be uneconomical for it to do so or to maintain its registration in any jurisdiction in which it is now registered.

    ARTICLE 3. Authorized Representations. The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the current registration statements and prospectuses of the Trust filed with the SEC or contained in Unitholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. The Distributor may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been approved by the Trust prior to their use.

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    ARTICLE 4. Registration of Units. The Trust agrees that it will take all action necessary to register Units under the federal and state securities laws so that there will be available for sale the number of Units the Distributor may reasonably be expected to sell. The Trust shall make available to the Distributor such number of copies of its currently effective prospectus and statement of additional information as the Distributor may reasonably request. The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Units of the Trust.

    ARTICLE 5. Compensation. As compensation for the services performed and the expenses assumed by the Distributor under this Agreement, and to the extent provided in the Trust's Distribution Plan adopted in accordance with Rule 12b-1 under the 1940 Act, the Trust shall reimburse the Distributor for
(i) the cost of prospectuses and statements of additional information, reports to Unitholders, sales literature and other materials for potential investors, (ii) the costs of complying with the Federal and state securities laws pertaining to the distribution of Units, (iii) advertising, and (iv) expenses incurred in promoting and selling Units, including expenses for travel, communication, and compensation and benefits of sales personnel. Separate and apart from the services and compensation provided for under this Agreement, the Distributor may retain additional compensation that it receives from the Trust on portfolio transactions that it effects for the Trust in accordance with applicable rules of the Securities and Exchange Commission.

    ARTICLE 6. Indemnification of Distributor. The Trust agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of
Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Units, based upon the ground that the registration statement, prospectus, Unitholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of the Distributor.

    In no case (i) is the indemnity of the Trust to be deemed to protect the Distributor or any person against any liability to the Trust or its Unitholders to which the Distributor or such

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person otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or
(ii) is the Trust to be liable to the Distributor under the indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph.

    The Trust shall be entitled to Participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

    The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of its Units.

    ARTICLE 7. Indemnification of Trust. The Distributor covenants and agrees that it will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) based upon the 1933 Act or any other statute or common law and arising by reason of any person acquiring any Units, and alleging an wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectus, Unitholder reports or other information filed or made public by the Trust (as from time to time amended) including an untrue statement of a material fact or

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omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Distributor.

    In no case (i) is the indemnity of the Distributor in favor of the Trust or any other person indemnified to be deemed to protect the Trust or any other person against any liability to which the Trust or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or
(ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or upon any person (or after the Trust or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

    The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

    The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Trusts' Units.

    ARTICLE 8. Effective Date. This Agreement shall be effective upon its execution, and unless terminated as provided, shall continue in force for one year from the effective date and the thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the Trustees of the Trust, or the vote of a majority of the outstanding voting securities of the Trust, and (ii) the vote of

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a majority of those Trustees of the Trust who are not parties to this
Agreement or the Trust's Distribution Plan or interested persons of any such party ("Qualified Trustees"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph the terms "vote of a majority of the outstanding voting securities", "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act. In addition, this Agreement may at any time be terminated without penalty by SFS, by a vote of a majority of Qualified Trustees or by vote of a majority of the outstanding voting securities of the Trust upon not less than sixty days prior written notice to the other party.

    ARTICLE 9. Notices. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 28 State Street, Boston, Massachusetts 02109, and if to the Distributor, 680 E. Swedesford Road, Wayne, Pennsylvania 19087.

    ARTICLE 10. Limitation of Liability. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or unitholders of the Trust individually but binding only upon the assets and property of the Trust.

    ARTICLE 11. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

    ARTICLE 12. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

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    IN WITNESS, the Trust and Distributor have each duly executed this
Agreement, as of the day and year above written.


                                     TRUSTFUNDS INSTITUTIONAL MANAGED TRUST


                                     By:  /s/ Signature appears here
                                        ------------------------------------


                                     SEI FINANCIAL SERVICES COMPANY


                                     By:  /s/ Signature appears here
                                        ------------------------------------


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                       SEI Institutional Managed Trust

                    SUPPLEMENT DATED MAY 10, 1989 TO THE

                  DISTRIBUTION AGREEMENT DATED JANUARY 22, 1987

    WHEREAS SEI Institutional Managed Trust (the "Trust") has been authorized to issue Class B units of beneficial interest ("Units") for certain portfolios of the Trust;

    WHEREAS the Trust has authorized the distribution of Class B Units by SEI Financial Services Company ("SFS") in accordance with the terms of the Distribution Agreement between the Trust and SFS dated January 22, 1987 (the "Agreement");

    WHEREAS the Trust and SFS wish to clarify the level of payments to be made by the Trust to SFS in connection with the distribution of Class B units;

NOW THEREFORE, THE Trust and SFS hereby agree that the Agreement is hereby supplemented as follows:

    1. In addition to the reimbursement of expenses by the Trust to SFS as provided for by Article 5 of the Agreement, the Trust shall also make monthly payments to SFS on an annualized basis equal to .30% of the daily net assets of all Class B units issued and outstanding.

    2. The payments provided by paragraph 1 immediately above are in addition to, and not in lieu of, any other payments provided for by the Agreement.

    3. The payments provided by paragraph 1 immediately above shall be used by SFS in whole or in part to reimburse Class B unitholders which provide administrative services to their clients relating to the Trust.

                                      SEI Institutional Managed Trust

                                      By:  /s/ Signature appears here
                                          -----------------------------
                                          Vice President

                                      SEI Financial Services Company

                                      By:  /s/ Signature appears here
                                          -----------------------------
                                          Vice President


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